EXHIBIT 10(iii).8

BALDOR ELECTRIC COMPANY

BONUS PLAN FOR EXECUTIVE OFFICERS

PLAN ADMINISTRATION

The Board of Directors of the Company (the “Administrator”) has sole responsibility for installation, review, and revision of the Plan and all its provisions, at their discretion, including year-to-year implementation of the plan.

PLAN PARTICIPANTS

Participants include the “Executive Officers” of the Company as designated by the Board of Directors. Participation in the Plan does not constitute a guarantee of employment and incentive awards for plan participants whose employment is terminated for any reason may forfeit their rights to the “Bonus”. Participants who retire or go on disability during the plan year will receive a prorated portion of their bonus earned.

BONUS PAYMENT DATE

The bonus will be paid in a lump sum as soon as practical after the Company’s financial results for the applicable year have been certified by the outside auditors.

BONUS FORMULA FOR THE YEAR

The formula used in the Plan is based on the Company’s Sales and Profit Plan (“Company Plan”) for each year the Plan is implemented. The formula is constructed so a bonus (using the percentage as defined below) of base compensation, will be paid on a component when that component’s goal of the approved Company Plan is met. The formula will have two independent components as specified below.

BONUS FORMULA		Company Plan		Stretch
Component 1	Sales	$	tbd	$	tbd
	Bonus based on sales goals		5.0%		10.0%

Component 2	Pre-tax earnings	$	tbd	$	tbd
	Bonus based on financial performance		5.0%		10.0%

	EPS	$	tbd	$	tbd

Component 1 – Sales Goals

The sales component will provide 50% of the Bonus Formula. For sales below Company Plan, no bonus is earned. For sales at or above Company Plan, the bonus will be paid on a straight line pro-rata basis based on the percentages indicated as “Stretch”.

Component 2 – Financial Performance

The pre-tax earnings component will provide 50% of the Bonus Formula. For pre-tax earnings below Company Plan, no bonus is earned. For pre-tax earnings at or above Company Plan, the bonus will be paid on a straight line basis on the percentages indicated as “Stretch”.